EX 99.1

ANTARES PHARMA REPORTS FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL AND OPERATING RESULTS

Full-Year 2020 Revenue Increases 21% Year-Over-Year to $149.6 Million

Full-Year 2020 Net Income Before Income Taxes of $9.9 Million, or $0.06 per Share

Full-Year 2020 Net Income of $56.2 Million, including a Net Tax Benefit of $46.3 million

EWING, NJ, March 2, 2021 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a specialty pharmaceutical company, today reported financial and operating results for the fourth quarter ended December 31, 2020 with record revenue of $44.1 million and net income of $51.4 million, or basic and diluted earnings per share of $0.31 and $0.30, respectively, which included a net tax benefit of $46.3 million. The Company also reported record full-year 2020 revenue of $149.6 million and net income of $56.2 million, or basic and diluted earnings per share of $0.34 and $0.33, respectively. The full year net income included the above referenced net tax benefit of $46.3 million or $0.28 and $0.27 per basic and diluted share, respectively, resulting from a deferred tax asset valuation allowance reversal.  (See Table 3 for details of the components of net income and computation of per share amounts.)

Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “We are very proud of our accomplishments this past year that contributed to record annual revenue of $150 million. Despite ongoing challenges due to the global COVID-19 pandemic, the diversification of our business with our proprietary and partner revenue continues to bolster our overall growth, profitability, and cash flow. Driven by strong demand for XYOSTED, our proprietary revenue grew to $63 million in 2020. The reach of our commercial sales organization to urologists and endocrinologists has continued to drive the success of XYOSTED as well as support the expansion of our proprietary portfolio with NOCDURNA. We look forward to further expanding our internal pipeline as we advance our endocrinology and urology assets from successful Pre-IND meetings with the FDA last year to IND submissions this year. Our partner business also had another strong year with total revenue of $87 million driven in large part to the significant increases in market share of Teva’s generic EpiPen.”

“As we look ahead, our full-year 2021 revenue guidance of $175-200 million, which represents 17% to 34% year-over-year growth, anticipates continued growth in XYOSTED as well as our partner products. We also remain excited about the potential FDA approval of Teva’s generic Forteo, ongoing progress for Pfizer’s undisclosed asset, and the initiation of Idorsia’s Phase III trial for their selatogrel rescue pen program that has received fast-track designation by the FDA. Overall, the diversification of our business has proven to be a strong foundation from which we will continue to expand.”

Fourth Quarter 2020 and Recent Highlights

▪	XYOSTED® total prescriptions in the fourth quarter 2020 increased 13% sequentially and 76% year-over-year, according to IQVIA.

▪	Entered an exclusive license agreement with Ferring Pharmaceuticals for NOCDURNA® in the U.S. that expands our proprietary portfolio and leverages our commercial organization.

▪	Recorded an income tax benefit of $46.3 million for the fourth quarter and full-year 2020 resulting primarily from the net valuation allowance release of $53.4 million on deferred tax assets.

▪

Announced full-year 2021 revenue guidance of $175-200 million, which represents a 17% to 34% year-over-year growth rate and assumes a range of revenue scenarios for the potential approval and launch of generic Forteo® by our partner Teva in the U.S.

Fourth Quarter and Full-Year 2020 Financial Results

Total revenue generated from product sales, license and development activities and royalties was $44.1 million for the three months ended December 31, 2020, a 17% increase compared to $37.8 million in the same period in 2019.  For the full year ended December 31, 2020, total revenue was $149.6 million, a 21% increase from $123.9 million for the comparable period in 2019.

Product sales were $33.1 million for the three months ended December 31, 2020, a 16% increase compared to $28.5 million for the same period in 2019.  For the twelve-month period ended December 31, 2020, product sales were $113.8 million, a 24% increase from $92.1 million in the comparable period in 2019.

Sales of our proprietary products XYOSTED®, OTREXUP® and NOCDURNA® generated revenue of $19.7 million and $62.9 million for the three months and full-year ended December 31, 2020, respectively, as compared to $14.0 million and $39.2 million for the three months and full-year ended December 31, 2019, respectively. The 41% and 60% increase in proprietary product sales for the three-month and full-year ended December 31, 2020 respectively, compared to the three months and full-year ended December 31, 2019 were principally attributable to continued growth in prescriptions and sales of XYOSTED®.

Partnered product sales were $13.4 million and $14.5 million for the three months ended December 31, 2020 and 2019, respectively, and $51.0 million and $52.9 million for the full year ended December 31, 2020 and 2019, respectively. The net decrease in sales of partnered products for the fourth quarter and full-year ended December 31, 2020 as compared to the same periods in 2019 is attributable to decreased sales of needle-free devices to Ferring, a decrease in sales of Makena® auto injectors to AMAG and a reduction in pre-launch quantities of generic teriparatide devices sold to Teva in previous periods.  These decreases were offset by an increase in sales to Teva of their generic EpiPen auto-injectors.

Licensing and development revenue was $5.7 million and $14.5 million for the three and twelve-month periods ended December 31, 2020, respectively, as compared to $3.2 million and $7.5 million for the comparable periods in 2019, respectively. The increase in licensing and development revenue for the fourth quarter and full year ended December 31, 2020 was primarily from the Pfizer rescue pen and the Idorsia selatogrel pen development programs.

Royalty revenue was $5.3 million for the three months ended December 31, 2020 compared to $6.2 million for the same period in 2019.  For the twelve-month period ended December 31, 2020, royalty revenue was $21.3 million, as compared to $24.2 million for the same period in 2019.  The net decrease in royalty revenue was primarily attributable to a decline in royalties recognized from AMAG on their net sales of the Makena® subcutaneous auto injectors offset by an increase in royalties from Teva on their net sales of generic EpiPen.

Research and development expenses were $2.3 million and $10.1 million for the three and twelve-month periods ended December 31, 2020, respectively, as compared to $2.9 million and $10.6 million for the comparable periods in 2019, respectively. The decrease in research and development costs incurred in 2020 as compared to 2019 was due to the timing of clinical studies for our internal pipeline products.

Selling, general and administrative expenses were $16.7 million and $62.8 million for the three and twelve-month periods ended December 31, 2020, respectively, as compared to $15.4 million and $61.8 million for the comparable periods in 2019, respectively. The net increase in selling, general and administrative expenses for the three and twelve-month period ended December 31, 2020 was

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primarily due to increases in payroll and equity-based compensation costs and additional overhead costs of our new facility, offset by reductions in sales and marketing costs incurred as a result of the various stay at home orders and travel restrictions related to the COVID-19 pandemic.

Antares recorded an income tax benefit of $46.3 million for the fourth quarter and full-year 2020 resulting primarily from the net valuation allowance release of $53.4 million on our deferred tax assets. As of December 31, 2020, management concluded that as a result of generating pre-tax earnings, utilization of net operating loss carryovers and future projected pre-tax earnings, it is more likely than not that nearly all of our deferred taxes are realizable and may be utilized to offset future tax liabilities.

Including the tax benefit, net income was $51.4 million, or $0.31 and $0.30 per basic and diluted share, respectively, for the fourth quarter of 2020, compared to $4.7 million, or $0.03 per basic and diluted share in the same period in 2019.  Net income was $56.2 million, or $0.34 and $0.33 per basic and diluted share, respectively, for the full year ended December 31, 2020 compared to a net loss of $2.0 million, or $0.01 loss per basic and diluted share in the comparable period of 2019.

As of December 31, 2020, cash and cash equivalents were $53.1 million compared to $45.7 million as of December 31, 2019. Cash generated from operations was $21.3 million for the full-year ended December 31, 2020, compared to cash used in operations of $10.6 million for the full-year ended December 31, 2019.

Full-Year 2021 Financial Guidance

The Company today reaffirmed full-year 2021 revenue guidance in the range of $175-200 million, which represents a 17% to 34% year-over-year growth rate and assumes no significant disruptions to supply or operations due to the ongoing COVID-19 pandemic and a range of revenue scenarios for the potential approval and launch of generic Forteo® by our partner Teva in the U.S.

Webcast and Conference Call Information

The Antares management team will provide a Company update and review the fourth quarter and full-year 2020 financial results via conference call and webcast today, March 2, 2021, at 8:30am ET (Eastern Time).  The webcast of the conference call will include a slide presentation, which can be accessed in the investor relations section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”.  Alternatively, callers may participate in the audio portion of the conference call by dialing (888) 254-3590 for domestic callers and (323) 994-2093 for international callers.  Callers should reference the Antares Pharma conference call or conference ID number 1389407.

About Antares Pharma

Antares Pharma, Inc. is a specialty pharmaceutical company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia). Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S., which was licensed from Ferring Pharmaceuticals.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the 2021 full-year revenue guidance; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, and our overall business, operating results and financial condition; commercial success of XYOSTED® and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; successful commercialization of NOCDURNA® in the United States and market acceptance and future revenue from the same; whether the FDA will withdraw marketing approval for AMAG Pharmaceuticals’ Makena® subcutaneous auto injector following the recent FDA letter seeking withdrawal, whether AMAG will be granted an appeal hearing and if granted, whether  Makena® will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; future prescriptions and sales of OTREXUP®; Teva’s ability to successfully commercialize generic teriparatide in 11 countries in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; FDA approval of Teva’s pending ANDA for generic Forteo® and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including the Company’s endocrinology and urology assets in development as well as Pfizer’s undisclosed development product;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Tram Bui

Vice President, Corporate Communications and Investor Relations

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609-359-3016

tbui@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 - CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,		Increase	December 31,		Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenue:
Product sales	$33,125	$28,496	16%	$113,834	$92,103	24%
Development and licensing revenue	5,703	3,164	80%	14,466	7,529	92%
Royalties	5,305	6,179	(14)%	21,299	24,232	(12)%
Total revenue	44,133	37,839	17%	149,599	123,864	21%
Operating expenses:
Cost of product sales	15,404	12,476	23%	53,960	46,267	17%
Cost of development revenue	3,655	1,550	136%	9,140	4,208	117%
Research and development	2,318	2,880	(20)%	10,121	10,624	(5)%
Selling, general and administrative	16,658	15,366	8%	62,759	61,773	2%
Total operating expenses	38,035	32,272	18%	135,980	122,872	11%
Operating income	6,098	5,567	10%	13,619	992	1273%
Other expense	(992)	(872)	14%	(3,698)	(3,019)	22%
Net income (loss) before income taxes	5,106	4,695	9%	9,921	(2,027)	**
Income tax benefit	46,280	—	**	46,280	—	**
Net income (loss)	$51,386	$4,695	994%	$56,201	$(2,027)	**
Net income (loss) per common share, basic	$0.31	$0.03		$0.34	$(0.01)
Net income (loss) per common share, diluted	$0.30	$0.03		$0.33	$(0.01)
Basic weighted average common shares outstanding	166,744	163,952		166,066	162,574
Diluted weighted average common shares outstanding	171,412	171,238		170,155	162,574

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED DETAILS OF REVENUE

(amounts in thousands)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Proprietary product sales:
XYOSTED®	$14,399	$8,423	$46,549	$20,769
OTREXUP®	4,442	5,579	15,468	18,446
NOCDURNA®	861	—	861	—
Total proprietary product sales	19,702	14,002	62,878	39,215
Partnered product sales	13,423	14,494	50,956	52,888
Total product sales	33,125	28,496	113,834	92,103
Development revenue	5,703	3,164	14,466	7,529
Royalties	5,305	6,179	21,299	24,232
Total revenue	$44,133	$37,839	$149,599	$123,864

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ANTARES PHARMA, INC.

Table 3 – COMPONENTS OF NET INCOME (LOSS) AND COMPUTATION OF PER SHARE AMOUNTS

(amounts in thousands)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) before income taxes	$5,106	$4,695	$9,921	$(2,027)
Pre-tax earnings (loss) per share, basic and diluted	$0.03	$0.03	$0.06	$(0.01)

Income tax benefit	$46,280	$—	$46,280	$—
Tax benefit per common share, basic	$0.28	$—	$0.28	$—
Tax benefit per common share, diluted	$0.27	$—	$0.27	$—

Net income (loss)	$51,386	$4,695	$56,201	$(2,027)
Net income (loss) per common share, basic	$0.31	$0.03	$0.34	$(0.01)
Net income (loss) per common share, diluted	$0.30	$0.03	$0.33	$(0.01)

Basic weighted average common shares outstanding	166,744	163,952	166,066	162,574
Diluted weighted average common shares outstanding	171,412	171,238	170,155	162,574

ANTARES PHARMA, INC.

Table 4 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash, cash equivalents and investments	$53,137	$45,721
Accounts receivable	42,221	35,074
Inventories	18,216	16,000
Property and equipment	24,020	15,961
Deferred tax assets	46,982	—
Goodwill and intangibles	8,788	1,573
Other assets	19,167	18,422
Total Assets	$212,531	$132,751

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$41,829	$29,428
Long-term debt	40,899	40,395
Other liabilities	10,688	8,428
Stockholders’ equity	119,115	54,500
Total Liabilities and Stockholders’ Equity	$212,531	$132,751

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